Exhibit 99.1

Bitmine Appoints Chief Financial Officer and Chief Operating Officer

Finance, VC and Engineering Veteran, Young Kim, Joins dual role as CFO and COO, Effective Immediately

Bitmine now owns 3.43% of the ETH token supply, two-thirds of the way to the ‘Alchemy of 5%’

Bitmine will hold its Annual Stockholder Meeting at the Wynn Las Vegas on January 15, 2026

Bitmine is supported by a premier group of institutional investors including ARK’s Cathie Wood, MOZAYYX, Founders Fund, Bill Miller III, Pantera, Kraken, DCG, and Galaxy Digital to support Bitmine’s goal of acquiring 5% of ETH: The alchemy of 5%

LAS VEGAS, January 9th, 2026 /PRNewswire/ — (NYSE AMERICAN: BMNR) Bitmine Immersion Technologies, Inc. (“Bitmine” or the “Company”) today announced that Young Kim has been appointed Chief Financial Officer (“CFO”) and Chief Operating Officer (“COO”) in addition to being appointed as a member of the Company’s Board of Directors (the “Board”). Mr. Kim will report to Thomas “Tom” Lee, Chairman of the Board. This appointment is effective immediately.

“Young brings a vast range of skills, knowledge and expertise from his experience in finance, venture capital and engineering to Bitmine,” said Thomas “Tom” Lee of Fundstrat, Chairman of Bitmine. “He will play an integral role in helping to execute our roadmap and scale the business over the coming years.”

“I’m excited to step into this dual role at a pivotal moment for Bitmine,” said Young Kim, Bitmine’s newly appointed COO and CFO. “With a strong foundation in place, Bitmine is well positioned to scale, and I look forward to partnering closely with Tom and the leadership team to help drive growth and create long-term shareholder value.”

Young Kim is a seasoned investment executive with more than 20 years of experience managing multi-billion-dollar global franchises. He brings a distinctive “engineer-investor” perspective, shaped by his early career as a software engineer and his education at MIT and Harvard Business School. From 2021 to 2025, Mr. Kim served as Partner and Senior Portfolio Manager at Axiom Investors, following a decade as Senior Portfolio Manager at Columbia Threadneedle Investments from 2011 to 2021. Earlier in his career, he held roles across investment research, venture capital, business development, and software engineering, with a proven track record of scaling assets, driving product innovation, and executing complex strategies.

Bitmine will hold its Annual Meeting at the Wynn Las Vegas on January 15, 2026. The company encourages stockholders to vote and attend its in-person Annual Meeting. Details and the agenda for the Annual Meeting can be found below:

Bitmine’s Annual Meeting:

●	Location: Wynn Las Vegas, 3131 Las Vegas Blvd S, Las Vegas, Nevada 89109
●	Timing: 12:00pm-3:00pm PST
●	Agenda:

1.	Elect eight (8) directors for the next year;
2.	Approve the charter amendment to increase the number of authorized shares of common stock;
3.	Approve the 2025 Omnibus Incentive Plan; and
4.	Approve, on a non-binding advisory basis, the special, performance-based compensation arrangement for the executive chairman

●	Attending the Annual Meeting: Stockholders wishing to attend the Annual Meeting in person must register in advance at https://web.viewproxy.com/BMNR/2026 and follow the instructions provided. Registration must be completed and submitted no later than January 13, 2026 at 11:59 p.m. Eastern Time.

○	On the day of the meeting, please be ready to show your ticket and photo ID at the door for entry. If you have any questions, or need assistance with the registration process please contact Alliance Advisors at LogisticsSupport@allianceadvisors.com.

●	Voting: Stockholders can vote either in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting utilizing one of the following methods:

○	By mail: All stockholders of record who received paper copies of the company’s proxy materials can vote by marking, signing, dating, and returning their proxy card.
○	By telephone: Please call the number listed on your proxy card and follow the recorded instructions. You will need the control number included on your proxy card.
○	By internet: Please visit https://AALvote.com/BMNR or, if you received printed copies of your proxy materials, scan the QR code located on your proxy card. You will need the control number included on your proxy card.
○	The telephone and internet voting facilities for the stockholders of record of all shares will close at 11:59 p.m., Eastern Time on January 14, 2026.

●	If you have any questions or need assistance please contact Alliance Advisors at

○	1-855-206-1722 or BMNR@allianceadvisors.com
○	Hours of Operation:

■	Monday – Friday: 9am-10pm EST
■	Saturday – Sunday: 10am-10pm EST

The Annual Meeting will be livestreamed on Bitmine’s X account: https://x.com/bitmnr

The Company recently released a corporate presentation, which can be found here: https://bitminetech.io/investor-relations/

To stay informed, please sign up at: https://bitminetech.io/contact-us/

About Bitmine

Bitmine is a Bitcoin and Ethereum Network Company with a focus on the accumulation of Crypto for long term investment, whether acquired by our Bitcoin mining operations or from the proceeds of capital raising transactions. Company business lines include Bitcoin Mining, synthetic Bitcoin mining through involvement in Bitcoin mining, hashrate as a financial product, offering advisory and mining services to companies interested in earning Bitcoin denominated revenues, and general Bitcoin advisory to public companies. Bitmine’s operations are located in low-cost energy regions in Trinidad; Pecos, Texas; and Silverton, Texas.

For additional details, follow on X:

https://x.com/bitmnr

https://x.com/fundstrat

https://x.com/bmnrintern

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. This document specifically contains forward-looking statements regarding progress and achievement of the Company’s goals regarding ETH acquisition and staking, the long-term value of Ethereum, continued growth and advancement of the Company’s Ethereum treasury strategy and the applicable benefits to the Company. In evaluating these forward-looking statements, you should consider various factors, including Bitmine’s ability to keep pace with new technology and changing market needs; Bitmine’s ability to finance its current business, Ethereum treasury operations and proposed future business; the competitive environment of Bitmine’s business; and the future value of Bitcoin and Ethereum. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond Bitmine’s control, including those set forth in the Risk Factors section of Bitmine’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on November 21, 2025, as well as all other SEC filings, as amended or updated from time to time. Copies of Bitmine’s filings with the SEC are available on the SEC’s website at www.sec.gov. Bitmine undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SOURCE Bitmine Immersion Technologies, Inc.

MEDIA CONTACT:

Marcy Simon

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